UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Lance, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[LANCE, INC. LOGO]

Charlotte, North Carolina

Notice of Annual Meeting of Stockholders to be held April 22, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lance, Inc. (the “Company”) will be held at the principal office of the Company, 8600 South Boulevard, Charlotte, North Carolina, on Thursday, April 22, 2004, at 2:00 p.m., local time, for the purpose of considering and acting upon the following:

     1.     The election of three Directors.

     2.     A proposal to ratify the selection of KPMG LLP as independent public accountants for fiscal year 2004.

     3.     Any and all other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 1, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

     The Board of Directors will appreciate your prompt vote by a toll-free telephone number, the Internet or by the prompt return of the enclosed proxy card, dated and signed. Instructions regarding all three methods of voting are contained in the proxy card.

By Order of the Board of Directors

B. Clyde Preslar Secretary

Charlotte, North Carolina
March 22, 2004

LANCE, INC.

P. O. Box 32368, Charlotte, North Carolina 28232

PROXY STATEMENT

General

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Lance, Inc. (the “Company”) to be held at its principal office, 8600 South Boulevard, Charlotte, North Carolina, at 2:00 p.m., local time, on Thursday, April 22, 2004. This Proxy Statement and accompanying Proxy are first being sent to the stockholders of the Company on or about March 22, 2004.

     Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. In addition, the Company has engaged Georgeson Shareholder (“GS”) to deliver proxy materials to, and solicit proxies from, these institutions. GS will be reimbursed for its printing costs, postage and freight charges, and other expenses and be paid a solicitation fee of $6,000. The total cost of soliciting proxies will be borne by the Company.

     Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by written request addressed to Secretary, Lance, Inc., Post Office Box 32368, Charlotte, North Carolina 28232 or by attending the meeting and electing to vote in person. Proxies received in the accompanying form will be voted as therein set forth at the meeting or any adjournment thereof.

     The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders and routine matters incidental to the conduct of the meeting. Proposals by stockholders, if any, that are properly submitted to the Secretary of the Company within the time period and in the manner provided in the Company’s Bylaws will also be considered at the meeting. If any such proposals or any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

     Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock of the Company held by them of record at the close of business on March 1, 2004, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock of the Company outstanding on March 1, 2004 was 29,387,170.

Principal Stockholders and Holdings of Management

     At February 2, 2004, the only persons known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company were as follows:

	Number of Shares	Percent of
Name and Address of	And Nature of	Common Stock
Beneficial Owner	Beneficial Ownership	Outstanding (1)

Barclays Global Investors, NA	1,957,530 (2)	6.7%
45 Fremont Street, 17th Floor
San Francisco, CA 94105

S. Lance Van Every	1,515,862 (3)	5.2%
4010 Seminole Court
Charlotte, NC 28210

(1)	Based on 29,158,771 shares outstanding on February 2, 2004 plus options held by such person that are currently exercisable or exercisable within 60 days.

(2)	Based on a Schedule 13G filed on February 17, 2004 by Barclays Global Investors, NA, a bank, and affiliates reporting shares held on December 31, 2003. The Schedule 13G reports that Barclays Global Investors, NA and affiliates have sole power to vote and dispose of 1,783,938 shares but does not provide the nature of the beneficial ownership for the remaining shares.

(3)	Includes 82,500 shares subject to options currently exercisable. Mr. Van Every had sole power to vote and dispose of all of these shares, except for 34,910 shares as to which he had shared power to vote and dispose.

     Based on information available to the Company, the Van Every family, consisting of the descendants of Salem A. Van Every, Sr., deceased, and their spouses, owned beneficially on February 2, 2004, approximately 8,500,000 shares of the Common Stock of the Company (approximately 29% of the outstanding shares). Of such shares, approximately 2,200,000 shares are held by fiduciaries having the sole power to vote and dispose. Members of the Van Every family may own or may have disposed of shares in nominee or other accounts, information as to the amounts of which may not be available to the Company. There are approximately 70 Van Every family stockholders, including stockholders who are minors.

     The following table sets forth, as of February 2, 2004, information as to the beneficial ownership of the Company’s $.83-1/3 par value Common Stock by all Directors and nominees, Named Executive Officers (as defined herein), and Directors and executive officers of the Company as a group.

	Number of Shares		Percent of
	And Nature of		Common Stock
Name of Beneficial Owner	Beneficial Ownership (1)		Outstanding (2)

David L. Burner	4,500	(3)	*

Alan T. Dickson	67,728	(4)	*

J. W. Disher	50,685	(5)	*
	1,409,292	(6)	4.8%

William R. Holland	30,555	(7)	*

Scott C. Lea	40,528	(8)	*

W. J. Prezzano	19,500	(9)	*

Robert V. Sisk	16,780	(10)	*

David V. Singer	1,000	(11)	*

Paul A. Stroup, III	219,123	(12)	*
	1,409,292	(6)	4.8%

Dan C. Swander	0		*

Isaiah Tidwell	29,000	(7)	*

S. Lance Van Every	1,515,862	(13)	5.2%

H. Dean Fields	69,349	(14)	*

Earl D. Leake	78,271	(15)	*

Frank I. Lewis	58,750	(16)	*

B. Clyde Preslar	113,989	(17)	*

Directors and executive officers as a group (18 persons)	3,883,148	(18)	13.0%

*	Less than 1%.

(1)	All shares are owned directly and with sole voting and dispositive power except as otherwise noted.

(2)	Based on 29,158,771 shares outstanding on February 2, 2004 plus options held by such person that are currently exercisable or exercisable within 60 days.

(3)	Includes 2,500 shares subject to exercisable options and 1,000 shares of restricted stock.

(4)	Includes 27,500 shares subject to exercisable options, 32,000 shares held by The Dickson Foundation, Inc. of which Mr. Dickson is a member of the Board of Directors and its investment committee, 7,200 shares held by a trust for which Mr. Dickson, his brother and a financial institution are co-trustees and 1,000 shares of restricted stock.

(5)	Includes 27,500 shares subject to exercisable options, 700 shares held by Mr. Disher’s wife and 1,000 shares of restricted stock.

(6)	Consists of shares held by the Philip L. Van Every Foundation (the “Foundation”) of which Messrs. Disher and Stroup are members of the Board of Administrators, which holds sole voting and dispositive power over such shares.

(7)	Includes 27,500 shares subject to exercisable options and 1,000 shares of restricted stock.

(8)	Includes 12,000 shares held by a revocable trust of which Mr. Lea is the grantor and beneficiary, 27,500 shares subject to exercisable options and 1,000 shares of restricted stock.

(9)	Includes 18,500 shares subject to exercisable options and 1,000 shares of restricted stock.

(10)	Includes 15,500 shares subject to exercisable options, 222 shares held by Mr. Sisk’s wife and 1,000 shares of restricted stock.

(11)	Includes 1,000 shares of restricted stock.

(12)	Includes 164,425 shares subject to exercisable options, 589 shares held by Mr. Stroup’s wife and 18,700 shares of restricted stock.

(13)	Includes 82,500 shares subject to options currently exercisable and 1,000 shares of restricted stock. Mr. Van Every had sole power to vote and dispose of all of these shares, except for 34,910 shares as to which he had shared power to vote and dispose, including 1,000 shares held by his wife.

(14)	Includes 48,725 shares subject to exercisable options and 7,750 shares of restricted stock.

(15)	Includes 67,188 shares subject to exercisable options, 120 shares held by a trust for his daughter and 7,800 shares of restricted stock.

(16)	Includes 46,750 shares subject to exercisable options and 10,150 shares of restricted stock.

(17)	Includes 78,888 shares subject to exercisable options and 9,875 shares of restricted stock.

(18)	Includes 760,101 shares subject to exercisable options held by Directors and executive officers, 1,409,292 shares held by the Foundation of which Messrs. Disher and Stroup are members of the Board of Administrators and 80,625 shares of restricted stock.

Election of Directors

     At the meeting, three Directors will be elected to serve until the Annual Meeting of Stockholders in 2007. Each such Director shall be elected to serve subject to the provisions of the Bylaws and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and broker “non-votes” are not taken into account in determining a plurality.

     It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR all the nominees indicated below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder’s proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for three nominees including such substitutes as shall be designated by the Board of Directors.

     Of the three nominees listed below, Messrs. Van Every and Singer are currently members of the Board of Directors. Mr. Van Every was elected to his current term, which expires in 2004, at the Annual Meeting of Stockholders held April 26, 2001. Mr. Singer was appointed to his current term, which expires in 2004, on April 24, 2003 to fill a vacancy on the Board of Directors. Mr. Swander is a nominee for election for his first term at the upcoming Annual Meeting of Stockholders. The three nominees listed below are nominees for election to a term expiring in 2007.

Name and Director Since (1)	Age	Information About Nominees and Directors

S. Lance Van Every (2) 1990	56	Private investor for more than the past five years

David V. Singer 2003	48	Executive Vice President and Chief Financial Officer, Coca-Cola Bottling Co. Consolidated, Charlotte, NC (soft drink bottling and distribution), since 2001; Vice President and Chief Financial Officer, Coca-Cola Bottling Co. Consolidated, 1986-2001

Dan C. Swander	60	Private investor since February 2004; President and Chief Operating Officer of International Multifoods Corporation, Minnetonka, MN (food manufacturing) 2001-2004; Chairman and Director, Swander Pace & Company, San Francisco, CA (strategy consulting firm specializing in the food, beverage and packaged goods industries) 1987-2001; Director of Michael Foods, Inc.

     The four members of the Board of Directors listed below were elected to their current terms, which expire in 2006, at the Annual Meeting of the Stockholders held April 24, 2003.

Name and Director Since (1)	Age	Information About Nominees and Directors

David L. Burner 2002	64	Private investor since 2003; Chairman of the Board, Goodrich Corp., Charlotte, NC (aerospace systems), 1997-2003; Chief Executive Officer, Goodrich Corp., 1997-2003; Director of Briggs & Stratton Corporation, Milacron Inc., Progress Energy, Inc. and Engelhard Corporation

William R. Holland 1993	65	Private investor since 2000; Chairman and Chief Executive Officer of United Dominion Industries Limited, Charlotte, NC (diversified manufacturing company), 1986-2000; Director of Goodrich Corp. and EnPro Industries, Inc.

Paul A. Stroup, III 1986	52	Chairman of the Board of the Company since 1999, Chief Executive Officer of the Company since 1995 and President since 1994; Member, Regional Board of Wachovia Bank, N.A.

Name and Director Since (1)	Age	Information About Nominees and Directors

Isaiah Tidwell 1995	59	Georgia Wealth Management Director, Executive Vice President — Wachovia Bank, N.A., Atlanta, GA since 2001; President, Georgia Banking — Wachovia Bank, N.A., Atlanta, GA, 1999-2001; and Executive Vice President and Southern/Western Regional Executive of Wachovia Bank, N.A., 1996-1999; Director of Ruddick Corporation

     The four members of the Board of Directors listed below were elected to their current terms, which expire in 2005, at the Annual Meeting of the Stockholders held April 25, 2002.

Name and Director Since (1)	Age	Information About Nominees and Directors

J.W. Disher 1968	70	Private investor since 1996; Chairman of the Board of the Company 1991-1996 and Chief Executive Officer 1990-1995

Scott C. Lea 1994	72	Private investor since 1992; Chairman of the Board of the Company 1996-1999; Chairman of the Board of Rexham, Inc. (manufacturer of packaging and coated and laminated products) 1989-1991; President, Chief Executive Officer and Director of Rexham, Inc. 1974-1989; Director of Speizman Industries, Inc.

W. J. Prezzano 1998	63	Private investor since 1997; Vice Chairman of Eastman Kodak, Inc., Rochester, NY 1996-1997; Director of TD Financial Group (Toronto, Canada) and Roper Industries, Inc.

Robert V. Sisk (2) 1990	68	Private investor since 2002; President of Piedmont Engineering Corp., Charlotte, NC (industrial refrigeration systems) 1965-2002

(1)	The information about the Directors was furnished to the Company by the Directors.

(2)	Mr. Van Every and Mr. Sisk’s wife are cousins.

     Alan T. Dickson will retire from the Board of Directors in accordance with age guidelines for membership on the Board of Directors when his term expires at the 2004 Annual Meeting of Stockholders. Accordingly, he will not stand for re-election. James H. Hance, Jr. and Nancy Van Every McLaurin, both former Directors of the Company, resigned from the Board of Directors on April 24, 2003. The Company wishes to express its thanks to Messrs. Dickson and Hance and to Mrs. McLaurin for their valuable service to the Company.

     Robert V. Sisk served as President of Piedmont Engineering Corp. (Piedmont), Charlotte, North Carolina, from 1965 until 2002. In March 2002, Piedmont filed a voluntary petition under Chapter 7 of the Federal Bankruptcy Code, which will result in the liquidation of Piedmont.

The Board of Directors and its Committees

     The Board of Directors met ten times during the fiscal year. Each Director attended 75% or more of the total number of meetings of the Board of Directors and all Committees on which he or she served. The full Board of Directors has determined that the following Directors are independent directors, within the meaning of the applicable listing standards of the National Association of Securities Dealers, Inc. (the “NASD”): David L. Burner, Alan T. Dickson, J. W. Disher, William R. Holland, Scott C. Lea, W. J. Prezzano, David V. Singer, Robert V. Sisk, Isaiah Tidwell and S. Lance Van Every. In April 2003, W. J. Prezzano was appointed Lead Independent Director.

     In addition to its other committees, the Board of Directors has an Audit Committee, a Compensation Committee, a Stock Award Committee and a Governance and Nominating Committee.

     Audit Committee. The Audit Committee is composed of Robert V. Sisk, Chairman, David L. Burner, W. J. Prezzano, David V. Singer and Isaiah Tidwell and is primarily responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Board of Directors has determined that Messrs. Singer and Burner are “audit committee financial experts,” within the meaning of the regulations of the Securities and Exchange Commission. All of the members of the audit committee are independent directors within the meaning of the applicable listing standards of the NASD. The Audit Committee met four times during the fiscal year. The report of the Audit Committee with respect to the 2003 fiscal year is set forth under the heading “Report of the Audit Committee” below.

     Compensation Committee. The Compensation Committee provides overall guidance to the Company’s compensation and benefit programs. The Committee is currently composed of five members of the Board of Directors: Alan T. Dickson, Chairman, William R. Holland, Scott C. Lea, W. J. Prezzano and S. Lance Van Every. The Compensation Committee met four times during the fiscal year. The Committee’s recommendations regarding the compensation of the Chief Executive Officer and the other officers of the Company are subject to approval by the Board of Directors.

     Stock Award Committee. The Stock Award Committee is composed of Alan T. Dickson, Chairman, William R. Holland, W. J. Prezzano and S. Lance Van Every. The Stock Award Committee administers the Company’s stock incentive plans. The Committee consults with the Compensation Committee as to the role of stock incentives in the overall compensation program but has sole authority for grants under the Company’s stock incentive plans. The Stock Award Committee met once during the fiscal year and took action by written consent on three occasions.

     Governance and Nominating Committee. The Governance and Nominating Committee is composed of J.W. Disher, Chairman, Alan T. Dickson, Scott C. Lea, Robert V. Sisk and S. Lance Van Every. The Governance and Nominating Committee functions pursuant to a written charter adopted by the Board of Directors, which is posted on the Company’s website, www.lance.com. The Governance and Nominating Committee’s functions include identifying, evaluating and recommending candidates for election to the Board of Directors of the Company and reviewing and recommending appropriate changes in the Company’s corporate governance principles, codes of conduct and ethics and other corporate governance documents. The Committee is also responsible for reviewing related party transactions. All of the members of the Committee are independent directors, within the meaning of the applicable listing standards of the NASD. The Governance and Nominating Committee met once during the fiscal year.

     In identifying potential Director candidates, the Governance and Nominating Committee seeks input from other members of the Board of Directors and executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by the Governance and Nominating Committee. The Committee will also consider Director candidates recommended by stockholders to stand for election at the Annual Meeting of Stockholders, so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations for Director Candidates.” Dan C. Swander, a nominee for election to the Board of Directors, was recommended to the Governance and Nominating Committee by the Chief Executive Officer.

     In evaluating Director candidates, the Chairman of the Governance and Nominating Committee and the Company’s Lead Independent Director, who is appointed by the Board of Directors, may conduct interviews with certain candidates and make recommendations to the Committee. The individual members of the Committee may also conduct interviews with Director candidates upon request, and the Committee may retain, at its discretion, third-party consultants to assess the skills and qualifications of the candidates.

     The Governance and Nominating Committee has not set specific, minimum qualifications that must be met by a Director candidate. Rather, in evaluating candidates for recommendation to the Board of Directors, the Committee will consider the following factors, in addition to any other factors that it deems appropriate:

•	whether the candidate is of the highest ethical character and shares the values of the Company;

•	whether the candidate’s reputation, both personal and professional, is consistent with the image and reputation of the Company;

•	whether the candidate’s characteristics, experiences, perspectives and skills would benefit the Board of Directors given the current composition of the Board of Directors;

•	whether the candidate is “independent” as defined by NASD listing standards and other applicable laws, rules or regulations regarding independence;

•	whether the candidate qualifies as someone who is “financially sophisticated” or as an “audit committee financial expert” as described in NASD listing standards or any other applicable laws, rules or regulations;

•	whether the candidate is free from material conflicts of interest that would interfere with the candidate’s ability to perform the duties of a director or violate any applicable NASD listing standard or other applicable law, rule or regulation;

•	whether the candidate’s service as an executive officer of another company or on the boards of directors of other public companies would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director; and

•	if the candidate is an incumbent Director, the Director’s overall service to the Company during the Director’s term, including the number of meetings attended, the level of participation and the overall quality of performance of the Director.

     The Governance and Nominating Committee assesses and reviews these guidelines with the Board of Directors each year and modifies them as appropriate. The Board of Directors also considers these guidelines in carrying out its responsibility for filling vacancies and selecting nominees for election as directors at Annual Meetings of Stockholders. All director candidates, including candidates appropriately recommended by stockholders, are evaluated in accordance with the process described above.

Stockholder Recommendations of Director Candidates

     Stockholders who wish to recommend director candidates for consideration by the Governance and Nominating Committee may do so by mailing a written recommendation to the Chairman of the Governance and Nominating Committee, c/o Secretary, Lance, Inc., Post Office Box 32368, Charlotte, North Carolina 28232. Such recommendation must include the following information:

•	the name and address of the stockholder submitting the recommendation, the beneficial owner, if any, on whose behalf the recommendation is made and the director candidate;

•	the class and number of shares of stock of the Company that are owned beneficially and of record by the stockholder and, if applicable, the beneficial owner, including the holding period for such shares as of the date of the recommendation;

•	sufficient biographical information concerning the director candidate, including a statement about the director’s qualifications;

•	all other information regarding each director candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

•	description of all arrangements or understandings among the stockholder and the candidate and any other person or persons pursuant to which the recommendation is being made; and

•	a written consent of the candidate to be named in the Company’s proxy statement and stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.

     Recommendations by stockholders for director candidates to be considered by the Governance and Nominating Committee for the 2005 Annual Meeting of Stockholders must be submitted by November 24, 2004. The submission of a recommendation by a stockholder in compliance with these procedures will not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in the Company’s proxy statement.

     The Bylaws of the Company also provide that nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders by any stockholder entitled to vote on such election. Such nominations must be submitted in writing to the Secretary of the Company at the principal office of the Company at least 75 days, but not more than 105 days, before the first anniversary of the preceding year’s annual meeting, and in accordance with the procedures specified in Section 3.3 of the Bylaws of the Company. The presiding officer at the Annual Meeting of Stockholders may refuse to accept the nomination of any person that is not submitted in compliance with such procedures.

Stockholder Communications with the Board of Directors

     The Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board of Directors on matters relevant to the Company. As such, each of the Company’s Directors is requested to attend in person the Annual Meeting of Stockholders. Ten of the members of the Board of Directors attended the 2003 Annual Meeting of Stockholders.

     It is also the policy of the Company that stockholders may, at any time, communicate with any of the Company’s Directors by mailing a written communication to such Director, c/o Secretary, Lance, Inc., Post Office Box 32368, Charlotte, North Carolina 28232.

     All communications received in accordance with these procedures will be reviewed by the Secretary and forwarded to the appropriate Director or Directors unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient. Examples of stockholder communications that would be considered improper for submission include communications that:

•	do not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

•	relate to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	are advertisements or other commercial solicitations;

•	are frivolous or offensive; or

•	are otherwise not appropriate for delivery to Directors.

Report of Compensation and Stock Award Committees on Executive Compensation

     The Company’s philosophy for executive compensation is designed to link executive pay with the Company’s annual and long-term performance and to attract, motivate and retain excellent people by providing compensation opportunities that are both competitive and consistent with Company performance. The compensation program provides for lower base salaries and a significant portion of compensation that is “at risk.” The Company and the Compensation Committee utilize independent consulting firms to assist in the design and implementation of the executive and other compensation programs of the Company. Substantially all of the employees of the Company participate in incentive compensation plans.

     The compensation program is composed of three elements: base salary, cash bonus and long-term, stock based incentives. The cash bonus is based primarily on financial performance, and the long-term incentives are tied to stock price performance, continued employment and the achievement of a multiple year financial performance goal. For 2003, the stock based incentives were both stock options and restricted stock awards. For 2003, the Board of Directors adopted the Lance, Inc. 2003 Annual Corporate Performance Incentive Plan for Officers (the “Annual Incentive Plan”) as recommended by the Compensation Committee to reward advancement of annual financial performance goals. In addition, the Stock Award Committee adopted the Lance, Inc. 2003 Long-Term Incentive Plan for Officers (the “Long-Term Plan”), also as recommended by the Compensation Committee, pursuant to the Company’s 1997 Incentive Equity Plan, which was approved by the stockholders in 1997 and the Company’s 2003 Employee Stock Plan which was approved by the stockholders in 2003.

     The purposes of the Annual Incentive Plan and the Long-Term Plan include the following:

•	motivate behavior that leads to the successful achievement of specific financial and operations goals that support the Company’s stated business strategy;

•	emphasize the link between performance and rewards for meeting predetermined specific goals;

•	improve the competitiveness of total cash pay opportunities;

•	continue to help establish performance orientation at the Company and communicate that greater responsibilities create greater rewards because more pay is “at risk”;

•	aligning the interests of executives and senior managers with those of stockholders by linking a substantial portion of pay to the price of the Company’s common stock;

•	provide a way to attract and retain executives and senior managers who are critical to the Company’s future success;

•	increase total pay for executives and senior managers to competitive levels; and

•	keep fixed compensation costs low.

     In consultation with compensation consultants, the Compensation Committee designed Compensation and Benefits Assurance Agreements (“Benefits Agreements”) and Executive Severance Agreements (“Severance Agreements”) for key executives of the Company. Currently the Company is a party to Benefits Agreements with the Chief Executive Officer and five other senior executives of the Company and its subsidiaries and is party to Severance Agreements with the Chief Executive Officer and six other senior executives of the Company and its subsidiaries. The Benefits Agreements and the Severance Agreements are described under “Executive Officer Compensation” below.

     In 2003 and prior years, the Compensation Committee recommended to the Board of Directors a base salary for the officers based on recommendations from the Chief Executive Officer who has consulted with other officers of the Company. From time to time, the Committee has made adjustments to the Chief Executive Officer’s recommendations. In 2003, the Board of Directors accepted and approved the recommendations of the Compensation Committee. Those who served during the fiscal year as Chief Executive Officer and the four other highest paid executive officers are collectively referred to as the “Named Executive Officers.” The Compensation Committee also takes into account the fact that the Named Executive Officers have entered into certain compensation agreements with the Company including Benefits Agreements and Severance Agreements as further described under “Executive Officer Compensation” below.

     In considering base salaries for 2003, the Compensation Committee considered the compensation review, participation in the Annual Incentive Plan and participation in the Long-Term Plan, including the grant of stock options and restricted stock awards. The base salaries of the Named Executive Officers, excluding the Chief Executive Officer, were not increased in April 2003 over April 2002.

     With respect to the Chief Executive Officer during 2003, Mr. Stroup, the Compensation Committee considered the same factors as it considered for all officers of the Company. Mr. Stroup’s base salary was not increased in April 2003 over April 2002.

     Under the Annual Incentive Plan for 2003, cash bonus awards were paid on a discretionary basis by the Compensation Committee, for all but one Named Executive Officer, who was paid based on a percentage of base salary as a result of the attainment of specified financial performance goals. The discretionary incentive awards for the other Named Executive Officers, including the Chief Executive Officer, were based on significantly improved financial performance during the last three quarters of 2003 and were calculated as a percentage of the target awards under the Annual Incentive Plan. The Committee took into account the substantial turn around in the financial performance of the Company in the second half of the 2003 fiscal year. The amount accrued under the Annual Incentive Plan was $694,900 for the Named Executive Officers of which $224,400 was accrued for the Chief Executive Officer.

     Under the Long-Term Plan for 2003, the long-term incentives awarded to executives to date are stock options and restricted stock awards. Stock options provide executives with the opportunity to buy and maintain an equity interest in the Company and share the appreciation in the value of the Company’s Common Stock. During 2003, the Stock Award Committee awarded stock options for an aggregate of 87,200 shares and 20,700 shares of restricted stock to the Named Executive Officers, excluding the Chief Executive Officer. Mr. Stroup was awarded stock options to purchase 46,800 shares and 11,100 restricted shares. In addition, the Stock Award Committee awarded stock options totaling 463,450 shares to approximately 135 other executives and senior managers and three of these received an aggregate of 10,000 restricted shares.

Compensation Committee:	Stock Award Committee:
Alan T. Dickson, Chairman	Alan T. Dickson, Chairman
William R. Holland	William R. Holland
Scott C. Lea	W. J. Prezzano
W. J. Prezzano	S. Lance Van Every
S. Lance Van Every

Compensation Committee and Stock Award Committee Interlocks and Insider Participation

     During fiscal year 2003, no member of the Compensation Committee or the Stock Award Committee was an officer or employee of the Company.

Report of the Audit Committee

     The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. Management has primary responsibility for the financial statements and the financial reporting processes, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.

     The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and the acceptability of the Company’s financial reporting and controls and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors’ independence from management and the Company.

     The Committee approved in advance all audit and non-audit services for 2003. These services are outlined in more detail under “Ratification of Selection of Independent Public Accountants” below.

     The Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 27, 2003 for filing with the Securities and Exchange Commission.

Audit Committee:
Robert V. Sisk, Chairman	David V. Singer
David L. Burner	Isaiah Tidwell
W. J. Prezzano

Director Compensation

     Directors who are employees of the Company or its subsidiaries receive no additional compensation for serving as Directors. Directors who are not employees of the Company or its subsidiaries (other than the Chairman of the Board if he or she is not otherwise an employee of the Company) receive an annual fee of $18,000 plus $1,000 for each Board meeting attended and $650 for each Committee meeting attended, except the fee for a Committee meeting held on the same day as a Board meeting is $500. Non-employee Directors who serve as a Committee Chairman receive an additional $2,000 per year. The Lead Independent Director receives an additional annual retainer of $18,000 per year.

     Mr. Lea served as Chairman of the Board of Directors from April 1996 until April 1999 pursuant to an agreement executed upon his election (the 1996 Agreement). He served substantially full time as an adviser to the Company during such term. His focus was on the Company’s strategic direction, management development and creation of stockholder value. Under the 1996 Agreement, Mr. Lea was entitled to receive incentive compensation equal to $10,000 for each percentage point that the highest average sales price (as defined) of the Company’s Common Stock exceeded $15.8125 per share. In April 2003, Mr. Lea was paid a lump sum of $667,000 under the 1996 Agreement. In October 1998, the Board of Directors of the Company, upon recommendation of its Compensation/Stock Option Committee, approved additional incentive compensation for Mr. Lea because his service as Chairman of the Board had required a greatly expanded commitment of time, energy and expertise than had been contemplated when the 1996 Agreement was approved. The additional incentive compensation is outlined in the 1998 agreement (the 1998 Agreement) which provided for additional incentive compensation equal to $25,000 for each percentage point that the highest average sales price (as defined) exceeded $20.875 per share. In April 2003, Mr. Lea was paid a lump sum of $232,500 as additional incentive compensation under the 1998 Agreement.

     Prior to April 30, 2003, non-employee Directors were also eligible to receive stock options under the Company’s 1995 Nonqualified Stock Option Plan for Non-Employee Directors (the “1995 Director Plan”). Under the 1995 Director Plan, each non-employee Director received an initial option grant to purchase 2,500 shares of Common Stock upon becoming a Director (exercisable after six months of service). The 1995 Director Plan also provided for annual option grants to purchase 4,000 shares of Common Stock on every May 1 to each non-employee Director continuing in office (other than the initial year) which became exercisable after one year’s service. As of April 30, 2003, the 1995 Director Plan was terminated and replaced by the Lance, Inc. 2003 Directors Stock Plan (the “2003 Director Plan”). Under the 2003 Director Plan, non-employee Directors are eligible to receive an annual award of 1,000 shares of restricted stock. Shares of restricted stock awarded under the 2003 Director Plan will vest on the later of 11 months after awarded or seven months after the Director ceases to serve as a Director. The 2003 Director Plan was adopted by the Board of Directors and approved by the stockholders at the 2003 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 27, 2003, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with except that S. Lance Van Every did not include on his Form 4 for May 2002 gifts made by him on one day during that month and did not include on his Form 4 for August 2002 sales by him on two days and by his wife on three days during that month.

Stockholder Return Performance Graph

     Included below is a line graph and a table comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S. Companies) Index and the Company’s Peer Group for the period commencing December 25, 1998 and ending December 27, 2003 covering the Company’s five fiscal years ended December 25, 1999, December 30, 2000, December 29, 2001, December 28, 2002 and December 27, 2003.

     The Company has selected a Peer Group consisting of the four publicly traded companies named below, which are in the snack foods industry. Virtually all of the Company’s direct competitors and peers are privately held companies or subsidiaries or divisions of larger publicly held companies so that the available members of the Peer Group are limited.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG THE COMPANY, NASDAQ STOCK MARKET INDEX AND PEER GROUP

		Nasdaq Stock	Peer
Date	Lance, Inc.	Market	Group

December 25, 1998	100.00	100.00	100.00
December 25, 1999	49.00	183.30	75.20
December 30, 2000	72.30	113.40	83.40
December 29, 2001	88.70	91.70	112.60
December 28, 2002	74.10	62.80	117.20
December 27, 2003	99.60	91.70	125.40

     This graph and table assumes that $100 was invested on December 25, 1998 in the Company’s Common Stock, in The Nasdaq Stock Market (U.S. Companies) Index and in the Peer Group, which consists of Golden Enterprises, Inc., J&J Snack Foods Corp., Ralcorp Holdings, Inc. and Tasty Baking Company and that dividends were reinvested.

Executive Officer Compensation

     The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001 to or for the account of the Chief Executive Officer and the Company’s four other highest paid executive officers (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual			Long Term
		Compensation			Compensation

				Other	Restricted	Securities
Name and				Annual	Stock	Underlying	All Other
Principal	Fiscal	Salary	Bonus	Compensation	Award(s)	Options	Compensation
Position	Year	($)	($)	($) (1)	($) (2)	(#SH)	($) (3)

Paul A. Stroup, III	2003	315,000	224,400	—	84,860	46,800	93,805
Chairman, President and	2002	305,437	0	—	105,485	25,050	51,564
Chief Executive Officer	2001	283,092	406,283	—	111,672	23,350	60,095

Frank I. Lewis	2003	221,700	115,800	—	44,723	24,750	7,508
Vice President	2002	219,104	0	—	59,968	14,000	6,908
	2001	212,746	152,640	—	62,181	13,000	5,542

B. Clyde Preslar	2003	215,300	112,500	—	43,577	24,000	10,247
Vice President	2002	212,427	20,100	—	57,800	13,550	18,419
	2001	203,885	230,563	—	62,181	13,000	9,803

H. Dean Fields	2003	175,000	153,600		35,573	19,550	10,322
Vice President	2002	166,827	127,700	—	43,350	12,500	14,230
	2001	145,096	184,025	—	43,781	9,100	8,794

Earl D. Leake	2003	169,520	88,600	—	34,403	18,900	50,921
Vice President	2002	167,263	13,500	—	46,240	10,700	13,735
	2001	160,577	175,013	—	47,588	10,000	33,846

(1)	No Named Executive Officer has received personal benefits during the listed years in excess of the lesser of $50,000 or 10% of the total of annual salary and bonus.

(2)	Amount represents the dollar value of shares of restricted stock and performance restricted stock issued to the Named Executive Officers as of the date of the award. At December 27, 2003, the market value and holdings for each Named Executive Officer were as follows: Mr. Stroup $377,444 (9,350 restricted shares and 16,050 performance restricted shares); Mr. Lewis $206,554 (5,100 restricted shares and 8,800 performance restricted shares), Mr. Preslar $202,096 (5,000 restricted shares and 8,600 performance restricted shares), Mr. Fields $154,544 (3,800 restricted shares and 6,600 performance restricted shares), and Mr. Leake $158,631 (3,975 restricted shares and 6,700 performance restricted shares). Vesting of 50% of the restricted shares occurs on each of the second and fourth anniversaries of the award date of such shares if still employed by the Company. Vesting of the performance restricted shares occurs on the third anniversary of the award date if the Company achieves a specified financial performance goal for the three fiscal years ending after the award date. Dividends are payable on all restricted shares and performance restricted shares.

(3)	For fiscal year 2003, includes amounts contributed by the Company under the Company’s Profit-Sharing Retirement Plan as follows: Mr. Stroup $5,850, Mr. Lewis $5,698, Mr. Preslar $5,724, Mr. Fields $5,755 and Mr. Leake $5,847; amounts contributed by the Company under the Company’s Employee Stock Purchase Plan as follows: Mr. Stroup $1,560, Mr. Preslar $2,153, Mr. Fields $1,750 and Mr. Leake $260; premiums paid by the Company for term life insurance for the benefit of the respective Named Executive Officer as follows: Mr. Stroup $984, Mr. Lewis $746, Mr. Preslar $476, Mr. Fields $1,686 and Mr. Leake $566; amounts accrued by the Company under the Company’s Benefit Restoration Plan as follows: Mr. Stroup $4,400, Mr. Lewis $263, Mr. Preslar $1,095, Mr. Fields $330 and Mr. Leake $774; amounts accrued in 2003 as supplemental retirement benefits under the Severance Agreements for Mr. Stroup $80,211 and Mr. Leake $42,674 and amounts contributed by the Company under its 401(k) plan as follows: Mr. Stroup $800, Mr. Lewis $800, Mr. Preslar $800, Mr. Fields $800 and Mr. Leake $800.

     Mr. Stroup, Mr. Lewis, Mr. Preslar, Mr. Fields and Mr. Leake are each a party to a Compensation and Benefits Assurance Agreement (a “Benefits Agreement”) with the Company and Mr. Stroup, Mr. Preslar, Mr. Fields, and Mr. Leake are each a party to an Executive Severance Agreement (a “Severance Agreement”) with the Company.

     The Benefits Agreements are substantially identical except that the initial term for Messrs. Stroup and Leake extends until December 31, 2011, the year in which they reach age 60, which was the same end of term date under each of their prior Executive Employment Agreements. The Benefits Agreements provide for the payment of specified benefits in the event of a Change in Control, as defined. A Change in Control for the purposes of a Benefits Agreement and a Severance Agreement means the acquisition of 25% or more of the voting securities of the Company by a person or group other than members of the Van Every Family which consists of the descendants of Salem A. Van Every, Sr. and their spouses; a change in the majority of the Board of Directors of the Company over a two year period; or approval by the stockholders of the Company of a sale of substantially all of the assets to an entity of which current Company stockholders own less than 60% of voting control, of the liquidation of the Company or of a merger, consolidation or reorganization after which current Company stockholders own less than 60% of voting control. Benefits are payable under a Benefits Agreement only if one of the following events occurs within three years of a Change in Control: involuntary termination of the executive without Cause, as defined; voluntary termination for Good Reason, as defined, including demotion, relocation or pay reduction; voluntary termination for any reason during the 13th month after the Change in Control; or breach of the Benefits Agreement by the Company or a successor to the Company. In such event, the executive would receive accrued compensation and benefits including the current year’s bonus; an amount equal to three times base salary plus three times the greater of the prior year’s actual or current year’s target bonus; an amount equal to the Profit Sharing Plan contribution based on the base salary and target bonus payment; up to 36 months of health insurance coverage; outplacement services; and an amount equal to any Federal excise taxes payable by the executive. The initial term for the Named Executive Officers under a Benefits Agreement is three years except for Messrs. Stroup and Leake, as described above. After the initial term, each Benefits Agreement automatically renews for successive one-year terms and may be terminated by the Company on one year’s notice prior to the end of an initial or renewal term. In the event of a Change in Control, there is an automatic three-year extension.

     The provisions of the Severance Agreements are identical except for Messrs. Stroup and Leake. In the event of involuntary termination of the executive without Cause, as defined, and prior to a Change in Control, as defined, the executive will receive accrued compensation and benefits including current year’s bonus plus an amount equal to base salary plus the current year’s target bonus. The initial term for a Severance Agreement is three years with automatic renewals for successive one-year terms. Each Severance Agreement may be terminated on one year’s notice prior to the end of an initial or renewal term.

     In connection with the agreement by Messrs. Stroup and Leake to terminate their prior Executive Employment Agreements, their Severance Agreements provide for the continuation of supplemental retirement benefits similar to those under each of their prior Executive Employment Agreements. Their Severance Agreements provide for supplemental retirement benefits equal to five times their base salary payable over 15 years after retirement or until age 75, if earlier. They may elect a lump sum equal to the present value of such payments. There is a death benefit equal to 75% of the remaining retirement benefit. They are eligible for retirement benefits at any time after December 31, 2011, or upon death or Disability, as defined. In the event of a Change in Control, as defined, they receive a lump sum equal to the present value of the retirement benefit on termination of employment following a Change in Control. The Company entered into an amendment to their Severance Agreements in 2001 to provide that the present value of such benefits will be calculated assuming that such benefits would commence with the date on which they were terminated and would continue for 15 years thereafter. They would also receive a severance benefit upon involuntary termination without Cause, as defined, prior to the earlier of a Change in Control or the last day of the Company’s fiscal year in which they reach age 60. Severance benefits for Messrs. Stroup and Leake consist of accrued compensation and benefits including current year’s bonus and two and one-half times the highest base salary paid to each of them, plus current year’s target bonus, provided that the amount is reduced for severance after age 57-1/2. There is also an immediate commencement of the supplemental retirement benefit, transfer of their Company cars to them, payment for unexercised vested stock options, health and medical insurance to age 60 and outplacement services.

     The table below shows the individual grants to the Named Executive Officers of stock options during the fiscal year ended December 27, 2003.

Option Grants in the 2003 Fiscal Year
Individual Grants

		% of Total Options/SARs			Grant Date
	Options/SARs	Granted to Employees in	Exercise or Base	Expiration	Present
Name	Granted (#Sh)	Fiscal Year	Price ($/Sh)	Date	Value ($)(1)

Paul A. Stroup, III	46,800	7.8%	$7.65	4/24/2013	57,564
Frank I. Lewis	24,750	4.1%	$7.65	4/24/2013	30,443
B. Clyde Preslar	24,000	4.0%	$7.65	4/24/2013	29,520
H. Dean Fields	19,550	3.3%	$7.65	4/24/2013	24,047
Earl D. Leake	18,900	3.2%	$7.65	4/24/2013	23,247

(1)	Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The estimated values under the model are based on management’s assumptions as follows: options to be exercised in ten years, stock price volatility at .2732, annual dividend yield of 5.55% and a risk-free interest rate of 3.92%. No downward adjustments are made to the resulting grant date option values to account for potential forfeitures or non-transferability of the options. The actual value of the options depends upon the actual performance of the Company’s stock during the applicable period.

     The table below shows, on an aggregated basis, each exercise of stock options or tandem SARs during the fiscal year ended December 27, 2003 by each of the Named Executive Officers and the 2003 fiscal year-end value of unexercised options and SARs.

Aggregated Option/SAR Exercises in the 2003 Fiscal Year
and FY-End Option/SAR Values

				Value of
			Number of Securities	Unexercised
			Underlying Unexercised	In-the-Money
			Options/SARs	Options/SARs
	Shares Acquired	Value	at FY-End (#)	at FY-End ($)
Name	On Exercise (#Sh)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Paul A. Stroup, III	0	0	152,325/89,275	198,542/427,581
Frank I. Lewis	0	0	40,000/51,750	171,690/249,031
B. Clyde Preslar	0	0	72,250/47,200	108,359/222,387
H. Dean Fields	0	0	43,325/38,475	82,180/178,446
Earl D. Leake	0	0	64,413/37,088	85,280/174,948

Equity Compensation Plans

     The following table sets forth certain information as of December 27, 2003, concerning outstanding options and rights to purchase Common Stock granted to participants in all of the Company’s equity compensation plans (including the Directors Plan) and the number of shares of Common Stock remaining available for issuance under such equity compensation plans.

Equity Compensation Plan Information

Number of securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding securities
	options, warrants	options, warrants	reflected in
	and rights	and rights	column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	3,161,300	$13.35	1,516,378

Equity compensation plans not approved by security holders	—	—	—

Total	3,161,300	$13.35	1,516,378

(1)	Includes the 1991 Stock Option Plan, which was approved by the stockholders on April 19, 1991, the 1995 Directors Plan, which was approved by the stockholders on April 21, 1995, the Lance, Inc. 1997 Incentive Equity Plan, which was approved by the stockholders on April 18, 1997, the Lance, Inc, 2003 Key Employee Stock Plan, which was approved by the stockholders on April 24, 2003, and the Lance, Inc. 2003 Director Stock Plan, which was approved by the stockholders on April 24, 2003.

Ratification of Selection of Independent Public Accountants

     The Audit Committee of the Board of Directors has selected KPMG LLP as independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the 2004 fiscal year, ending December 25, 2004. This selection is being presented to the stockholders for their ratification at the Annual Meeting. KPMG LLP has served as the Company’s independent certified public accountants and has audited the consolidated financial statements of the Company and its subsidiaries beginning with the 1991 fiscal year. Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG LLP as the Company’s independent public accountants is not required by the Company’s Bylaws or otherwise. The Company is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit committee will reconsider its selection of KPMG LLP.

Audit and Non-Audit Fees

     The following table presents fees for professional audit services rendered and billed by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 27, 2003 and December 28, 2002 and fees billed for other services rendered by KPMG LLP during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

	FY 2003	FY 2002

Audit Fees (1)	$203,600	$183,250
Audit-Related Fees (2)	164,580	94,400
Tax Fees (3)	11,050	38,350
All Other Fees (4)	—	—

	$379,230	$316,000

(1)	Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” For fiscal 2003 and fiscal 2002, this category includes fees related to analyses of the Company’s accounting principles, employee benefit plan audits, internal control reviews and general accounting assistance.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. For fiscal 2003 and fiscal 2002, these services include review of and consultation regarding the Company’s federal, state and foreign tax returns and tax planning.

(4)	All Other Fees consist of aggregate fees billed by KPMG LLP for products and services other than the services reported above. In fiscal 2003 and fiscal 2002, KPMG LLP did not bill the Company for any services in this category.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

     For the 2003 fiscal year, the Audit Committee’s policy with respect to the pre-approval of audit and non-audit services was to specifically pre-approve the terms and fees of each engagement for services to be performed by the independent accountant. The Audit Committee did not delegate its responsibility to a member of the committee or to management. In addition, none of the fees paid by the Company to the independent public accountant under the categories Audit-Related, Tax and All-Other fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established under the regulations of the Securities and Exchange Commission.

Board of Directors Recommendation and Required Vote

     The Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 2004 fiscal year, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. The affirmative vote of a majority of the votes cast is required to ratify the selection of KPMG LLP. Abstentions and broker “non-votes” are not counted as being cast for purposes of ratifying the selection of KPMG LLP.

Stockholder Proposals for 2005 Annual Meeting

     Any proposal that a stockholder intends to present for action at the 2005 Annual Meeting of Stockholders must be received by the Company no later than November 24, 2004, in order for the proposal to be included in the proxy statement and form of proxy for the 2005 Annual Meeting of Stockholders. In addition, if the Company receives notice of stockholder proposals after February 6, 2005, then the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposals, without discussion of the matters in the proxy statement and without such proposals appearing as separate items on the proxy card. Stockholder proposals should be sent to Secretary, Lance, Inc., Post Office Box 32368, Charlotte, North Carolina 28232.

LANCE, INC.

Audit Committee Charter

January 29, 2004

I.     Audit Committee Purpose

     The primary purpose of the Audit Committee is to assist the Board of Directors (the Board) of Lance, Inc. (the Corporation) in fulfilling its oversight responsibilities by overseeing and reviewing the financial reports and other financial information provided by the Corporation to its stockholders, any governmental body or the general public; the audits of the financial statements of the Corporation and its subsidiaries; the Corporation’s systems of internal controls regarding finance and accounting that management and the Board have established and the internal and external audit processes.

     The independent auditor reports directly to the Audit Committee, which is solely responsible for the appointment, compensation and oversight of the independent auditor. The Audit Committee:

     •     serves as an independent and objective party to monitor the integrity of the Corporation’s financial reporting processes and systems of internal controls;

     •     reviews and evaluates the independence and performance of the Corporation’s independent auditor and internal auditor; and

     •     provides an open avenue of communication among the independent auditor, financial and senior management, the internal auditor and the Board.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Corporation’s expense, independent legal counsel, accountants, and other advisors or experts it deems necessary in the performance of its duties.

II.     Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements established by the NASDAQ Stock Market, Inc., the Securities and Exchange Commission and by law.

     The Audit Committee shall be composed of three or more directors as determined by the Board, each of whom shall be an “independent director” as set forth in the Corporation’s Board of Directors Governance Principles Definition of Independent Director attached hereto, except that, to the extent required by NASDAQ listing standards or other applicable laws, rules or regulations, members of the Audit Committee shall be subject to the following heightened requirements: a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other Board committee:

     (i)   accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Corporation; or

     (ii)  be an affiliated person of the Corporation or any subsidiary thereof.

     All members of the Audit Committee shall (1) not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years, (2) have a working familiarity with basic finance and accounting practices, and (3) be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall be an “audit committee financial expert.” An “audit committee financial expert” shall mean a person who has the following attributes:

     (1)     an understanding of generally accepted accounting principles and financial statements;

     (2)     the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

     (3)     experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements, or experience actively supervising one or more persons engaged in such activities;

     (4)     an understanding of internal controls and procedures for financial reporting; and

     (5)     an understanding of audit committee functions.

     A person shall have acquired such attributes through:

(1) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(2) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(3) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(4) other relevant experience.

     The members of the Audit Committee and its Chairman and Chairman designee shall be appointed by the Board at the Annual Meeting of the Board and shall serve until their successors shall be duly elected and qualified. Members of the Audit Committee and its Chairman may be removed by the Board at any time.

     The Audit Committee shall meet at least four times annually. In order to foster open communication, the Audit Committee should meet at least annually with management, the internal auditor and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee shall meet with the independent auditor and management quarterly to review the Corporation’s financial statements and significant findings based upon the auditor’s limited review procedures.

III.     Duties and Responsibilities

     The duties and responsibilities of the Audit Committee are outlined below:

Review Procedures

     •     Review and assess the adequacy of this Charter at least annually and recommend amendments as conditions dictate.

     •     Review and discuss with management and the independent auditor the Corporation’s annual audited financial statements prior to filing, including any certification, report, opinion or review rendered by the independent auditor.

2

     •     Review with financial management and the independent auditor the quarterly financial results prior to filing.

     •     Review the independent auditor’s letter to management regarding comments and recommendations on internal controls and management’s response.

     •     Review material written communications between the independent auditor and management.

     •     Review the regular internal reports to management prepared by the internal auditor and management’s response.

Independent Auditor

     •     Provide direct oversight of the independent auditor which includes having sole authority and responsibility for appointment, termination and compensation of the independent auditor.

     •     Approve the scope, plan, changes in plan and activities of the independent auditors.

     •     Review the performance of the independent auditor and recommend any proposed discharge of the independent auditor when circumstances warrant.

     •     Resolve any disagreements between management and the independent auditor regarding financial reporting.

     •     Periodically consult with the independent auditor out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

     •     Approve in advance all auditing and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by the independent auditor, subject to de minimis or other exceptions afforded by applicable law, and establish specific pre-approval policies and procedures for the approval of such services.

     •     Ensure the independent auditor’s compliance with independence standards and that the independent auditor does not provide any of the following non-audit services: (1) bookkeeping or other services related to the accounting records or other financial statements of the Company; (2) financial systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources; (7) legal services and expert services unrelated to the audit; (8) broker-dealer, investment advisor or investment banking services; (9) any other services that the Public Company Accounting Oversight Board determines is impermissible. The independent auditor may engage in any non-audit service, including but not limited to tax services that are not listed above, only if the activity is approved in advance by the Audit Committee or entered into pursuant to pre-approval policies and procedures established in advance by the Audit Committee.

Financial Reporting Processes

     •     In consultation with the independent auditor and the internal auditor, review the integrity of the organization’s financial reporting processes, both internal and external.

     •     Consider the independent auditor’s judgment about the quality and appropriateness of the Corporation’s accounting principles, including alternative accounting treatments, as applied in its financial reporting. Review all critical accounting policies and practices used by the Corporation and the ramifications of such use.

3

     •     Review management’s handling of any proposed adjustments identified by the independent auditor.

     •     Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditor, management or the internal auditor.

     •     Review and approve the audited annual financial statements and related footnotes and recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     •     Review the statement to accompany the audit report prepared by the Chief Executive Officer and Chief Financial Officer certifying the appropriateness of the financial statements and disclosures contained in the periodic reports, and that those financial statements and disclosures fairly present, in all material respects, the operations and financial condition of the Company.

Internal Controls

     •     Determine that management has implemented policies and procedures ensuring the Corporation’s risks are identified and that controls are adequate, in place and functioning properly. This includes a review of management’s fraud risk assessment program and controls to mitigate fraud.

     •     Inquire of management, the internal auditor and the independent auditor about significant financial matters that have been identified by the internal auditor or independent auditor and assess the steps management has taken to minimize risks to the Corporation.

     •     Consider and review with management, the independent auditor and internal auditor:

(a)	The adequacy of the Corporation’s internal controls and disclosure controls and procedures, including computerized information system controls and security.

(b)	Whether management is setting the appropriate tone by communicating the importance of internal controls and ensuring all individuals possess and understand their roles and responsibilities.

(c)	The requirement that the independent auditor keep the Audit Committee timely informed about fraud, illegal acts and deficiencies in internal controls.

(d)	The required statement accompanying the periodic financial statements by the Chief Executive Officer and the Chief Financial Officer certifying the effectiveness of internal controls.

     •     Establish and review procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

     •     Review management’s report on internal control effectiveness and the independent auditor’s report attesting to management’s assertions.

Other Audit Committee Responsibilities

     •     Following completion of the annual audit, review with management, the independent auditor and the internal auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

4

     •     Review any significant disagreement among management and the independent auditor or the internal auditor in connection with the preparation of the financial statements.

     •     Review with the independent auditor, the internal auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

     •     Review scope, plan, changes in plan, activities, organizational structure, resources and qualifications of the internal auditor.

     •     Review the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

     •     Perform any other activities consistent with this document, the Corporation’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

     •     Review compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor’s services.

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LANCE, INC.

Board of Directors Governance Principles
Definition of Independent Director

January 29, 2004

“Independent director” means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Corporation’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The following persons shall not be considered independent:

(a) a director who is, or at any time during the past three years was, employed by the Corporation or by any parent or subsidiary of the Corporation;

(b) a director who accepted or who has a Family Member who accepted any payments from the Corporation or any parent or subsidiary of the Corporation in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than compensation for board or board committee service, payments arising solely from investments in the Corporation’s securities, compensation paid to a Family Member who is a non-executive employee of the Corporation or a parent or subsidiary of the Corporation, benefits under a tax-qualified retirement plan, or non-discretionary compensation, or loans permitted under Section 13(k) of the Securities Exchange Act of 1934 (the “Exchange Act”) (provided, however, that Audit Committee members are subject to additional more stringent requirements);

(c) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Corporation or by any parent or subsidiary of the Corporation as an executive officer;

(d) a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Corporation made, or from which the Corporation received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in the Corporation’s securities or payments under non-discretionary charitable contribution matching programs;

(e) a director of the Corporation who is, or a Family Member who is, employed as an executive officer of another entity where, at any time during the past three years, any of the executive officers of the Corporation serve on the compensation committee of such other entity; or

(f) a director who is, or has a Family Member who is, a current partner of the Corporation’s outside auditor, or was a partner or employee of the Corporation’s outside auditor who worked on the Corporation’s audit at any time during the past three years.

“Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

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[LOGO]

We urge you to vote your shares by proxy even if you plan to attend the 2004 Annual Meeting of Stockholders. You can always change your vote at the meeting. There are three ways to vote your proxy.

BY TELEPHONE	BY INTERNET	BY MAIL

(Available only until 3:00 p.m. Eastern Daylight Time on April 21, 2004)

On a touch-tone telephone, call TOLL FREE (888) 216-1288, 24 hours a day, 7 days a week. You will be asked to follow the prerecorded directions.	(Available only until 3:00 p.m. Eastern Daylight Time on April 21, 2004)

Access the internet voting website at www.proxyvotenow.com/lnc. Follow the instructions on your screen.

	You will incur only your usual Internet charges.	Mark, sign and date your proxy card and return it in the postage paid envelope. If you are entering instructions by telephone or Internet, please do not mail your proxy card.

The Board of Directors recommends a vote FOR all nominees and FOR proposal 2.

1.	ELECTION OF DIRECTORS: Nominees are S. Lance Van Every (01), David V. Singer (02) and Dan C. Swander (03).

Instructions: To withhold authority for any nominee, mark the “For All Except” box and write that nominee’s name below.

☐ FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT

2.	RATIFICATION OF SELECTION OF KPMG LLP AS AUDITORS

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature

Signature (if held jointly)

Date

When signing as attorney, executor, administrator, trustee, guardian, officer, etc., give title as such.

[LOGO]	LANCE, INC	PROXY

Proxy solicited by the Board of Directors for the Annual Meeting of Stockholders to be held April 22, 2004

     The stockholder signing on the reverse hereby appoints Paul A. Stroup, III, B. Clyde Preslar and Earl D. Leake, and each of them, proxies, with full power of substitution, with the powers the stockholder would possess if personally present, to vote, as designated hereon, all shares of the $.83-1/3 par value Common Stock of the stockholder in Lance, Inc. at the Annual Meeting of Stockholders to be held on April 22, 2004, and at any adjournment thereof.

     This proxy will be voted as specified hereon and, unless otherwise directed, will be voted FOR the election of all nominees as directors and FOR proposal 2.

     Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

     Please date and sign on the reverse and return promptly in the enclosed postage paid envelope.

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